CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 33-1657 on Form N-1A of our report dated September 9, 2000, on the financial statements and financial highlights of MFS Strategic Value Fund and MFS Emerging Markets Debt Fund, each a series of MFS Series Trust X, included in the 2000 Annual Report to Shareholders.

                                                        ERNST & YOUNG LLP


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                                                        Ernst & Young LLP

Boston, Massachusetts
November 15, 2000